Exhibit 99.1

MEDIA CONTACT
N E W S R E L E A S E	Amy Baker
VP, Corporate Communications and Marketing
MVB Bank
abaker@mvbbanking.com
(304) 288-9540

MVB Financial Corp. Acquires Paladin Group
Acquisition Further Differentiates MVB Fintech with its Commitment to Fraud Prevention

(FAIRMONT, W.Va.) April 17, 2020 – MVB Financial Corp. (“MVB,” “MVB Financial”) (Nasdaq: MVBF), the holding company for MVB Bank, Inc., announced today Paladin, LLC (“Paladin”) has joined the MVB family through its acquisition by a wholly-owned subsidiary of MVB Bank. The move further differentiates MVB’s expanding Fintech vertical with its commitment to fraud prevention.

Founded by a group of insider industry experts who knew what fraud prevention can and should be, Paladin offers an extensive and customizable suite of services for merchants, credit agencies, Fintechs and vendors. Paladin strategizes for the long game, helping clients and partners defend against today’s threats—and tomorrow’s. Paladin places special focus on education and training, arming these types of organizations with the insight they need to stay on top.

“Paladin Group, a respected leader in the fraud prevention industry, has formed a specialty niche that aligns well with MVB as the preferred bank for Fintech companies. This acquisition is another creative way that MVB is turning an expense into a profit center to the benefit of our shareholders,” said Larry F. Mazza, President and CEO, MVB Financial Corp. “We are pleased to have Jim Houlihan and Jamon Whitehead as trusted partners on the financial frontier and as members of the MVB family. Together, we are committed to the success of our clients and to helping prevent fraud in today’s world where both threats and tools evolve at a fast pace.”

Paladin will retain the Paladin name and mission and will operate as a wholly owned subsidiary of MVB Bank. Jim Houlihan and Jamon Whitehead will remain as Chairman and President of Paladin. As a stand-alone subsidiary of MVB Bank, Paladin will expand its services to both MVB Bank and its Fintech clients.

“We are extremely excited to join the MVB family,” said Houlihan. “We feel strongly that MVB and Paladin’s core values and principles align. The future is bright for MVB and Paladin as we forge ahead in growth via trusted partnering. The relationship with MVB will allow us to continue to support our existing and future clients in the fight against fraud.”

Squire Patton Boggs (US) LLP provided legal representation to MVB.

About MVB Financial Corp.

MVB Financial Corp. (“MVB Financial” or “MVB”), the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® under the ticker “MVBF.”

MVB is a financial holding company headquartered in Fairmont, W.Va. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiaries, MVB Mortgage, the MVB Community Development Corporation, Chartwell Compliance and Paladin Fraud, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

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Forward-looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Press Release. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries, as well as statements regarding MVB’s future plans with regard to its Fintech line of business. When words such as “plans,” “believes,” “expects,” “anticipates,” “continues,” “may” or similar expressions occur in this Press Release, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Release. Those factors include but are not limited to: credit risk; changes in market interest rates; revaluation of equity investments, including MVB’s investments in Fintech companies; inability to further scale up the Fintech line of business; competition; economic downturn or recession; and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.